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                          SECURED PROMISSORY NOTE

$2,400,000                                                         May 19, 1999

     FOR VALUE RECEIVED, the undersigned (THE "BORROWERS"), jointly and severally, hereby promise to pay to the order of CONSOLIDATED TECHNOLOGY GROUP LTD. (the "PAYEE"), the principal sum of TWO MILLION FOUR HUNDRED THOUSAND ($2,400,000) DOLLARS (the "PRINCIPAL"), or such lesser sum as may, from time to time, be outstanding under the terms of that certain Loan Agreement dated September 18, 1998, as amended as of January 25, 1999, March 18, 1999 and May 19, 1999 between Borrowers and Payee (the "LOAN AGREEMENT"), in lawful money of the United States of America, with interest on the unpaid Principal balance, as follows:

     1. INCORPORATION BY REFERENCE. Reference is made to the Loan Agreement, the terms of which are incorporated herein by reference thereto. Reference is also made to that certain Stock Purchase Agreement dated March 23, 1999 between COTG, ARC Delaware, SIS Capital Corp. and Technology Acquisitions, Ltd. (the "PURCHASE AGREEMENT"), the terms of which are incorporated herein by reference thereto. All capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Loan Agreement or the Purchase Agreement.

     2. PAYMENT TERMS. Borrowers shall unconditionally and irrevocably pay to the order of Payee, without set-off or deduction, the Principal and interest of this Note at the rates, at the times and as otherwise provided in the Loan Agreement. The Principal and interest of this Note will be due and payable on the earlier of the Maturity Date or the Termination Date or as otherwise provided in the Loan Agreement. All interest hereunder which is accrued but not paid prior to the date on which such non-payment would result in an Event of Default pursuant to Section 10.1 of the Loan Agreement shall be treated as an Advance. In no event shall Payee be entitled to receive interest in excess of the legally permissible rate of interest. In the event that Payee receives payments under this Note that are deemed excessive interest under applicable law, such excess will be applied first to the costs referred to in Paragraph 7 hereof, then to the Principal of this Note and then to all outstanding Obligations under the Loan Agreement. If such costs, the Principal and all such other Obligations are paid in full, any remaining excess shall be refunded to Borrowers.

     3. ACCELERATION. In the event of any Event of Default under the Loan Agreement (or other breach or default by Borrowers of this Note), Borrowers shall be in default hereunder and the Principal and all then accrued interest thereon shall become immediately due and payable, without demand, notice or other action by Payee. All payments received by Payee after a default

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under this Note will be applied first to the costs referred to in Paragraph 7 hereof, then to all accrued interest hereunder and next to the Principal of this Note.

     4. PLACE AND MANNER OF PAYMENT. All payments of Principal and interest under this Note (and all other amounts payable hereunder) shall be made to Payee on or before the due date thereof by wire transfer to such bank account of Payee as shall be provided to Borrowers, in writing, prior to such due date or, at Payee's request, to Payee at such other place, or to such other account, or in such other manner, as Payee may, from time to time, designate in writing. If any payment hereunder becomes due on a Saturday, Sunday or legal holiday, such payment shall become due on the next business day. All payments of Principal and interest under this Note shall be deemed made only upon receipt by Payee.

     5. PREPAYMENT. Borrowers shall have the right, at any time and from time to time, to repay the Principal of this Note, or any part thereof, without penalty or premium, ten (10) business days after receipt of notice thereof by Payee. All such prepayments shall be applied first to all costs referred to in Paragraph 7 hereof, then to all accrued interest hereunder, and next to the Principal of this Note. If, at any time, the Principal of this Note exceeds the Maximum Loan Amount under the Loan Agreement, Borrowers shall, upon notice from Payee, be required to immediately prepay the Principal of this Note, in an amount sufficient to reduce the then outstanding Principal to an amount not greater than the Maximum Loan Amount. Any failure by Borrowers to make such required prepayments shall constitute a default under this Note.

     6. SECURITY. The obligations of Borrowers under this Note are secured by the Collateral under and as provided in the Loan Agreement and the other Loan Documents (including the Security Documents). The terms, obligations, covenants, conditions and provisions contained in the Loan Agreement and the other Loan Documents with respect to the security for Borrowers' obligations under this Note are hereby incorporated in and made a part of this Note, to the extent and with the same effect as if fully set forth herein, and Borrowers do hereby covenant, condition and provision set forth in this Note, the Loan Agreement and the other Loan Documents relating thereto.

     7. COSTS OF COLLECTION. In the event that Payee shall take any action to enforce the terms of this Note, after default by Borrowers under this Note, including, without limitation, the commencement of any legal action or proceeding, or the enforcement of any judgment resulting therefrom, Payee shall be entitled to recover from Borrowers, upon demand, all costs and expenses incurred by Payee in connection therewith (including, without limitation, all of Payee's attorneys' fees and disbursements), together with interest on any judgment obtained, at the then prevailing legal rate of interest.

     8. REMEDIES CUMULATIVE. The rights and remedies and of Payee provided in this Note shall be cumulative and concurrent and exclusive of all rights and remedies provided by law or in equity or in the Loan Agreement or the other Loan Documents and Payee may, at its election, pursue its rights and remedies against Borrowers hereunder or thereunder, singly,

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successively, or together, at the sole discretion of Payee, and all of such rights and remedies may be exercised separately as often as occasion therefor shall occur. The failure of Payee to exercise any such rights or remedy shall in no event be construed as a waiver or release thereof.

     9. WAIVER OF PRESENTMENT, DEMAND AND NOTICE. Borrowers hereby waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the terms of this Note and Borrowers hereby agree that their liability under this Note shall be irrevocable and unconditional and shall be without regard to the liability of any other party, including any guarantor, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Borrowers hereby consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee in writing with respect to the payment or other provisions of this Note or with respect to any guarantor and Borrowers hereby agree that additional Borrowers, endorsers, guarantors or sureties may become parties hereto without notice to Borrowers and without affecting Borrowers' liability hereunder.

     10. SEVERABILITY, LAWFUL INTEREST. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be unaffected thereby.

     11. NO WAIVER BY PAYEE. Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in any such writing. A waiver of one event shall not be construed as continuing or constitute a bar to or waiver of any right or remedy with respect to a subsequent event.

     12. ASSIGNMENT BY PAYEE. Payee may, at any time prior the payment in full of this Note, upon notice to Borrowers, assign this Note or any or all of Payee's rights and entitlements to payments hereunder, to any third party selected by it.

     13. GOVERNING LAW. This Note and the respective rights and obligations of Borrowers and Payee hereunder shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made to be fully performed therein and without regard to the principles of conflicts of laws thereof. Any suit, action, or proceeding instituted in connection with this Note may be commenced in a Federal or State Court located in the City, County and State of New York and any action to enforce any judgment obtained against Borrowers hereunder may be brought in any court of competent jurisdiction. Borrowers waive any objection which they may now or hereafter have to the forum of any such suit, action or proceeding, including any objection that any such suit, action or proceeding was brought in an inconvenient forum. Borrowers hereby irrevocably consent and submit to the jurisdiction of the aforementioned courts in any such suit, action or proceeding and to the manner of service of process therein as provided in the Loan Agreement.

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     14.    NOTICES.  All notices or other communications required or
permitted under this Note (the "NOTICES") must be in writing and shall be required to be given in the manner provided in the Loan Agreement and all such Notices shall be deemed given as provided therein.

     15. BINDING EFFECT. This Note shall be binding upon Borrowers and their successors and permitted assigns and shall inure to the benefit of Payee and its successors and assigns. Borrowers shall not have the right to assign this Note, or any of their obligations hereunder, without the written consent of Payee, which consent shall be within Payee's sole and absolute discretion.

     16. SUPERSEDING NOTE. This Note supersedes and replaces in all respects that certain Secured Promissory Note of Borrowers to Payee dated as of March 18, 1999 in the maximum principal amount of $2,400,000.

     17. INCONSISTENCIES. To the extent there is any inconsistency between the provisions of this Note and the provisions of the Loan Agreement or other Loan Documents or the Purchase Agreement, the provisions of this Note shall control to the extent of any such inconsistency.

     IN WITNESS WHEREOF, Borrowers, intending to be legally bound, have executed this Note under seal the day and year first above written.


WITNESS:                                ARC NETWORKS, INC.


                                        By: /s/ Peter Parrinello
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                                              PETER PARRINELLO
                                              PRESIDENT


WITNESS:                                A.R.C. NETWORKS, INC.


                                        By: /s/ Peter Parrinello
------------------------------             ----------------------------------
                                              PETER PARRINELLO
                                              PRESIDENT



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